EXHIBIT 32.1: CERTIFICATION OF PRINCIPAL EXECUTIVE OFFICER AND PRINCIPAL FINANCIAL OFFICER PURSUANT TO 18 U.S.C. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002.*

      In connection with the accompanying Quarterly Report on Form 10-QSB of Life Medical Sciences, Inc. for the quarter ended March 31, 2005, the undersigned hereby certifies pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, to the best of my knowledge and belief, that:

      (1) such Quarterly Report on Form 10-QSB for the quarter ended March 31, 2005 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

      (2) the information contained in such Quarterly Report on Form 10-QSB for the quarter ended March 31, 2005 fairly presents, in all material respects, the financial condition and results of operations of Life Medical Sciences, Inc.



         April 26, 2005                          /s/ Robert P. Hickey
                                                 --------------------
                                                 Name: Robert P. Hickey
                                                 Title: Chief Executive Officer
                                                 and Chief Financial Officer

* A signed original of this written statement required by Section 906, or other document authenticating, acknowledging or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided by Life Medical Sciences, Inc. and will be retained by Life Medical Sciences, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.


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